UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2008

Patriot Scientific Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-22182	84-1070278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

CARLSBAD CORPORATE PLAZA
6183 PASEO DEL NORTE, SUITE 180
CARLSBAD, CA 92011
(Address of principal executive offices, zip code)

(760) 547-2700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 4, 2008, Patriot Scientific Corporation (the “Company”) filed a Current Report on Form 8-K (the “Initial Form 8-K”) reporting on September 1, 2008, PTSC Acquisition 1 Corp., a California corporation and wholly owned subsidiary of Patriot (“Merger Sub”), and Crossflo Systems, Inc., a California corporation (“Crossflo”), consummated a merger of the Merger Sub with and into Crossflo (the “Merger”) pursuant to the terms of the Agreement and Plan of Merger and Reorganization dated as of August 4, 2008 (the “Merger Agreement”).

This Current Report on Form 8-K/A amends and supplements the Initial Form 8-K to include financial statements and pro forma financial information required by Items 9.01(a) and 9.01(b) of Form 8-K.  The information previously reported in the Initial Form 8-K is hereby incorporated by reference into this Current Report on Form 8-K/A.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The following financial statements required by Item 9.01(a) of Form 8-K are included in this report:

(i)  Audited Financial Statements of Crossflo Systems, Inc. for the years ended May 31, 2008 and 2007 are attached hereto as Exhibit 99.1.

(b) Pro Forma Financial Information.

The following pro forma financial information required by Item 9.01(b) of Form 8-K is included in this report:

(i)  Unaudited Pro Forma Condensed Combined Balance Sheet as of May 31, 2008 and Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended May 31, 2008 of Patriot Scientific Corporation are attached hereto as Exhibit 99.2.

(d) Exhibits.

Exhibit No.	Description

99.1	Audited Financial Statements of Crossflo Systems, Inc. for the years ended May 31, 2008 and 2007

99.2
Unaudited Pro Forma Condensed Combined Balance Sheet as of May 31, 2008 and Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended May 31, 2008 of Patriot Scientific Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Patriot Scientific Corporation (Registrant)

Date: November 14, 2008	By:	/s/ Clifford L. Flowers
Clifford L. Flowers
Chief Financial Officer